For the semi-annual period ended March 31, 2001
File number 811-3084
Prudential Small Company Fund, Inc.

	SUB-ITEM 77 0

	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
     NPS Pharmaceuticals

2.	Date of Purchase
     11/09/2000

3.	Number of Securities Purchased
      24,000

4.	Dollar Amount of Purchase
      $1,008,000

5.	Price Per Unit
      $42.00

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
CIBC World Markets

7.	Other Members of the Underwriting Syndicate

		CIBC World Markets Corp.
		Prudential Securities
		Robertson Stephens, Inc.
		Chase Securities, Inc.
		SG Cowen Securities Corporation
		UBS Warburg LLC
		Adams, Harkness & Hill, Inc.
		Josephthal & Co.
		Sanders Morris Harris
		Stephens Inc.

Ib.

1.	Name of Issuer
     Coach

2.	Date of Purchase
     10/04/2000

3.	Number of Securities Purchased
      126,600

4.	Dollar Amount of Purchase
      $2,025,600

5.	Price Per Unit
      $16.00

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
Goldman Sachs

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Morgan Stanley & Co.
		Prudential Securities
		M.R. Beal & Company
		Bear, Stearns & Co. Inc.
		William Blair & Company, LLC
		Ramirez & Co., Inc.
		Salomon Smith Barney Inc.
		Wachovia Securities, Inc.
		The Williams Capital Group, L.P.







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